SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                               AUGUST 30, 1997
                Date of Report (Date of earliest event reported)


                             WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                 NORTH CAROLINA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


         0-22417                                    56-0954929
   (COMMISSION FILE NO.)               (I.R.S. EMPLOYER IDENTIFICATION NO.)


               3949 BROWNING PLACE, RALEIGH, NORTH CAROLINA 27609
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (919) 782-0095
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 2.  Acquisition or Disposition of Assets.



         Pursuant to a Sale of Assets Agreement dated as of August 30, 1997 (the "Agreement"), by and among the Registrant and Browning Ferris Industries of South Atlantic, Inc. ("BFI"), the Registrant acquired the assets of BFI's Rocky Mount and Kinston, North Carolina waste hauling and recycling operations, excluding BFI's medical waste business, for $11.4 million in cash. The source of funds for this acquisition was the Registrant's $25.0 million revolving credit facility with Branch Banking and Trust Co., $20.0 million of which is for acquisitions and capital expenditures.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the financial statements for the acquired business required by Item 7 of Form 8-K promulgated by the Commission under the Securities and Exchange Act of 1934, as amended (the "Act"). Accordingly, the Registrant will file the required financial statements, if any, as soon as practicable, but not later than November 14, 1997, as required by Item 7.

(b) Pro Forma Financial Information. At the time of the filing of this Report, it is impracticable for the Registrant to provide any of the pro forma financial information required by Item 7 of Form 8-K promulgated by the Commission under the Act. Accordingly, the Registrant will file the required financial statements as soon as practicable, but not later than November 14, 1997, as required by Item 7.

(c)     Exhibits.

2.1 Sale of Assets Agreement dated as of August 30, 1997, by and among the Registrant and BFI.





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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                WASTE INDUSTRIES, INC.


                                By:  /s/ Robert H. Hall
                                     Robert H. Hall
                                     Vice President and Chief Financial Officer




Date: September 15, 1997